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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAROLINA BANK HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CAROLINA BANK HOLDINGS, INC.

528 College Road

Greensboro, North Carolina 27410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of Carolina Bank Holdings, Inc. (the “Company”) will be held as follows:

Place:	The Painted Plate Catering 2001 North Church Street Greensboro, North Carolina

Date:	April 15, 2008

Time:	4:00 p.m.

The purposes of the meeting are:

1.	To elect four members of the Board of Directors for terms of three years and to elect one member of the Board of Directors for a term of one year;

2.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for 2008; and

3.	To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ Robert T. Braswell

Robert T. Braswell
President and Chief Executive Officer

March 18, 2008

CAROLINA BANK HOLDINGS, INC.

528 College Road

Greensboro, North Carolina 27410

PROXY STATEMENT

Mailing Date: On or About March 18, 2008

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2008

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Carolina Bank Holdings, Inc. (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on April 15, 2008, at 4:00 p.m., at The Painted Plate Catering, 2001 North Church Street, Greensboro, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to shareholders on or about March 18, 2008. In this Proxy Statement, the Company’s subsidiary bank, Carolina Bank, is referred to as the “Bank.”

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Marlene H. Cato, James E. Hooper and Julius L. Young. Shares represented by each appointment of proxy that is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the five nominees for director named in Proposal 1 and “FOR” Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with T. Allen Liles, Secretary and Treasurer of the Company, a written instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Record Date

The close of business on February 25, 2008 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.00 per share, of which 3,342,966 shares were issued and outstanding on February 25, 2008. As of February 25, 2008, there were approximately 1,340 shareholders of the Company’s common stock.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1, the five (5) directors receiving the greatest number of votes shall be elected. In the case of Proposal 2, for such proposal to be approved, the proposal must be approved by a majority of the votes cast. Abstentions and broker non-votes will have no effect.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders.

Appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the Annual Meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing, with the Secretary of the Company, either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the Company’s and the Bank’s directors, officers and employees without additional compensation. The Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Beneficial Ownership of Securities by Management and Nominees

As of December 31, 2007, there were no shareholders known to management to own more than 5% of the Company’s common stock, except as listed below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Hot Creek Capital, L.P.	170,743(1)	5.11
Reno, Nevada

(1)

Hot Creek Capital, L.L.C., Hot Creek Investors, L.P. and David M. W. Harvey share voting and dispositive power with respect to the same 170,743 shares of the Company’s common stock as shown above, however, in filings with the SEC, Hot Creek Capital, L.L.C. and David M. W. Harvey disclaim direct and beneficial ownership of such shares.

The following table lists the individual beneficial ownership of the Company’s common stock as of the Record Date, by the Company’s current directors, executive officers, and nominees for director, and by all current directors, nominees and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage of Class(3)

J. Alexander S. Barrett Greensboro, NC	4,097	0.12

Robert T. Braswell Greensboro, NC	110,796	3.24

Gary N. Brown Summerfield, NC	65,813	1.97

George E. Carr Greensboro, NC	22,354(4)	0.67

Marlene H. Cato Greensboro, NC	24,760	0.74

John D. Cornet Greensboro, NC	49,040(5)	1.46

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage of Class(3)

Gunnar N.R. Fromen Greensboro, NC	57,661	1.70

James E. Hooper Greensboro, NC	50,214	1.50

Daniel Hornfeck Greensboro, NC	12,019	0.36

T. Allen Liles Asheboro, NC	47,930	1.42

Kenneth C. Mayer, Jr. Greensboro, NC	5,322	0.16

T. Gray McCaskill Greensboro, NC	5,343	0.16

D. Wayne Thomas Asheboro, NC	6,858	0.21

Julius L. Young Greensboro, NC	14,488	0.43

All Directors and Executive Officers as a Group (14 persons)	476,695	13.52

(1)

Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power over the amount of shares disclosed above except for the following shares over which voting and investment power is shared: Mr. Braswell – 1,254 shares.

(2)

Included in the beneficial ownership tabulations are the following options to purchase shares of common stock: Mr. Braswell – 76,615 shares; Mr. Brown – 6,134 shares; Mr. Carr – 5,257 shares; Ms. Cato – 1,753 shares; Mr. Cornet – 7,712 shares; Mr. Fromen – 42,328 shares; Mr. Hornfeck – 10,680 shares; Mr. Liles – 30,221 shares; and Mr. Young – 1,753 shares. These options are capable of being exercised within 60 days of the Record Date and therefore, under the beneficial ownership rules of the Securities and Exchange Commission (the “SEC”), are deemed to be owned by the holder.

(3)

The calculations of the percentage of class beneficially owned by each individual and the group is based, in each case, on the sum of (i) 3,342,966 shares currently outstanding plus (ii) the number of options capable of being exercised within 60 days of the Record Date.

(4)	Includes 8,573 shares owned by Mr. Carr’s business.

(5)	Includes 85 shares owned by Mr. Cornet’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the best knowledge of management of the Company, all such required reports have been filed on a timely basis, with the exception of certain Form 4 reports that were filed late by Mr. Young.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has set the number of directors of the Company at eleven (11) and recommends that shareholders vote for each of the directors listed below for the terms indicated:

Name and Age	Position(s) Held	Director Since(1)	Principal Occupation and Business Experience During the Past Five Years

Three-Year Terms:

J. Alexander S. Barrett (51)	Director	2004	Partner, Hagan Davis Mangum Barrett Langley & Hale PLLC, Greensboro, NC (practicing in the areas of complex business and commercial litigation and employment law)

George E. Carr (65)	Director	2000	President, Beacon Management, Inc. (developer of low to moderate income, multifamily homes), Greensboro, NC

Kenneth C. Mayer, Jr. (49)	Director	2003	Principal, Moser Mayer Phoenix Associates, P.A. (architecture, engineering, interior design and site services firm), Greensboro and Charlotte, NC

Julius L. Young, Jr. (57)	Director	1996	President, Jay Young Enterprises (sales organization for furniture manufacturing companies), Greensboro, NC

One-Year Term:

D. Wayne Thomas (54)	Director	2007	President and Owner, Wayne Thomas Chevrolet Cadillac (automobile dealership), Asheboro, NC

(1)	Indicates the year in which each individual was first elected a director of the Bank or the Company, as applicable, and does not necessarily reflect a continuous tenure.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

Incumbent Directors

The Company’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table:

Name and Age	Director Since(1)	Term Expires	Principal Occupation and Business Experience During Past 5 Years

Robert T. Braswell (55)	1996	2010	President and Chief Executive Officer of the Company and the Bank

Gary N. Brown (63)	1996	2010	President, Gary Brown Associates, Inc. (computer consulting), Summerfield, NC

Marlene H. Cato (70)	1996	2008(2)	President, Cato Financial, Greensboro, NC

Name and Age	Director Since(1)	Term Expires	Principal Occupation and Business Experience During Past 5 Years

T. Gray McCaskill (50)	2003	2009	President and Owner, Senn, Dunn, Marsh & Roland, Insurors, Greensboro, NC

John D. Cornet (61)	1996	2010	President, JDC Associates LLC (management consulting firm), Greensboro, NC

James E. Hooper (50)	2000	2010	President and CEO, Staunton Capital, Inc. (manufacturing firm), Greensboro, NC

(1)	Indicates the year in which each individual was first elected a director of the Bank or the Company, as applicable, and does not necessarily reflect a continuous tenure.

(2)	Ms. Cato’s term was originally scheduled to expire in 2009, however, due to the provisions of Article III, Section 2 of the Bylaws of Carolina Bank, Ms. Cato will retire at the 2008 Annual Meeting.

Director Independence

With the exception of Mr. Braswell, each member of the Company’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered all insider transactions with directors for the provision of goods or services to the Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Moser Mayer Phoenix Associates, P.A., a related interest of director Kenneth C. Mayer, Jr., provided architectural and branch site evaluation services for two new Bank offices, including the Bank’s new main office, currently under construction in downtown Greensboro. Moser Mayer Phoenix Associates, P.A. was paid $219,331 in 2007 in connection with the provision of these services. Such services were provided at or below fair market rates which would be available from an independent third party and were subject to prior approval by the Board of Directors.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Director Compensation

During 2007, each non-employee director was paid a fee of $500 for each Board of Directors meeting attended. The Chairman of the Board of Directors received an additional monthly retainer of $1,000 and the Chairman of the Audit Committee received an additional monthly retainer of $500. Directors also received meeting fees of $300 per committee meeting attended. Directors’ fees are eligible for the Company’s deferred compensation plan, which invests such deferred compensation in shares of the Company’s common stock. The Company matches 25% of meeting attendance, and monthly retainer fees for the Chairman of the Board, deferred by directors under the deferred compensation plan. Fees associated with meetings of committees of the Board of Directors were not matched by the Company during 2007.

Effective January 1, 2008, each non-employee director will be paid a fee of $1,000 for each Board of Directors meeting attended. The Chairman of the Board of Directors will receive an additional monthly retainer of $2,000 and the Chairman of the Audit Committee will receive an additional monthly retainer of $1,000. Directors will receive meeting fees of $600 per committee meeting attended. All such fees are eligible for the Company’s deferred compensation plan as described above.

The following table presents a summary of all compensation paid by the Company to its directors for their service as such during the year ended December 31, 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation(2)	Total

J. Alexander S. Barrett	$6,500	--	--	$1,250	$7,750
Robert T. Braswell(1)	--	--	--	--	--
Gary N. Brown	10,700	--	--	1,625	12,325
George E. Carr	6,700	--	--	1,375	8,075
Marlene H. Cato	7,500	--	--	1,500	9,000
John D. Cornet	21,200	--	--	4,625	25,825
James E. Hooper	17,900	--	--	1,625	19,525
T. Gray McCaskill	7,200	--	--	1,500	8,700
Kenneth C. Mayer, Jr.	6,100	--	--	1,375	7,475
D. Wayne Thomas	3,600	--	--	750	4,350
Julius L. Young, Jr.	7,200	--	--	1,500	8,700

(1)

Compensation paid to Mr. Braswell in connection with his service as President and Chief Executive Officer of the Company and the Bank is presented in the Summary Compensation table presented on page 12.

(2)	Consists of a 25% premium in connection with the conversion of certain directors’ fees paid in cash into shares of the Company’s common stock.

1997 Nonqualified Stock Option Plan for Directors

The Company’s 1997 Nonqualified Stock Option Plan for Directors provided for the issuance of up to 135,420 shares (amount adjusted for 10% stock dividends in 2000 and 2001 and 20% stock dividends in 2004, 2005 and 2007) of the Company’s common stock upon the exercise of options granted under the plan. All options under the Nonqualified Stock Option Plan have been granted. There were no stock options granted to members of the Company’s Board of Directors during 2007.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held twelve regular meetings and one strategic planning session during 2007. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served with the exception of Messrs. Barrett and Mayer, who failed to attend certain unscheduled committee meetings called on short notice. It is the policy of the Company that directors attend each annual and special meeting of shareholders. Ten of the Company’s eleven directors attended the 2007 Annual Meeting of Shareholders.

The Company’s Board of Directors has several standing committees, including an Executive Committee, an Audit Committee, a Loan Committee and a Governance Committee.

Executive Committee. The Executive Committee is empowered to act for the entire Board during intervals between Board meetings. The members of the Executive Committee are Messrs. Cornet, Brown, Braswell and Hooper. The Executive Committee did not meet during 2007.

Audit Committee. The members of the Audit Committee are Messrs. Brown, Hooper and Young and Ms. Cato. The Audit Committee met five times during 2007. The Audit Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors. The Report of the Audit Committee is included on page 15 of this proxy statement. The Audit Committee has adopted a formal written charter, which is available on the Company’s website at http://www.carolinabank.com.

The Company’s common stock is listed on, and the members of the Company’s Audit Committee meet, the requirements of the NASDAQ Capital Market. The Audit Committee members are “independent” and “financially literate” as defined by NASDAQ’s applicable listing standards. The Board of Directors has determined that James E. Hooper, a member of the Audit Committee, meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the Company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Loan Committee. The members of the Loan Committee are Messrs. Braswell, Carr, McCaskill and Thomas. The Loan Committee met four times in 2007. The Loan Committee is responsible for assisting the Board of Directors and management in establishing loan policy, oversight of quality and productivity of the loan portfolio and for approving or disapproving loans exceeding the limits of individual loan officers or the officer loan committee. The Loan

Committee is required by charter to consist of the President and Chief Executive Officer and a minimum of three independent directors.

Governance Committee. The members of the Governance Committee are Messrs. Barrett, Brown, Cornet and Mayer. The Governance Committee met nine times in 2007. The Governance Committee is responsible for developing and maintaining the corporate governance policy. The Governance Committee also performs the duties of a Nominating Committee and Compensation Committee. The Governance Committee has adopted a formal written charter, which is available on the Company’s website at http://www.carolinabank.com. The members of the Governance Committee are “independent” as defined by NASDAQ listing standards and applicable rules promulgated under the Securities Exchange Act of 1934. The Governance Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers. While the committee makes recommendations to the Board of Directors regarding the compensation of the executive officers, the Board of Directors ultimately determines such compensation. The salary of each of the Company’s executive officers is determined based upon the executive officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. All executive officers of the Company, including Mr. Braswell, are eligible to receive discretionary bonuses declared by the Board of Directors. The amount of such bonuses and incentive payments is based upon the Company’s budget and the attainment of corporate goals and objectives. Finally, the interests of the Company’s executive officers are aligned with that of its shareholders through the use of equity-based compensation, specifically the grant of stock options with exercise prices established at the fair market value of the Company’s common stock at the time of grant.

The Company’s bylaws permit any shareholder entitled to vote at the Annual Meeting to nominate candidates for election to the Board of Directors. Any shareholder nominations must be submitted in writing at least 120 days prior to the meeting of shareholders at which the nominee is to stand for election to the Board of Directors. It is the policy of the Governance Committee to consider all shareholder nominations.

Executive Officers

The following table contains information about certain executive officers of the Company and the Bank.

Name	Age	Position With Company/Bank	Business Experience

Robert T. Braswell	55	Director, President and Chief Executive Officer of the Company and the Bank	President and Chief Executive Officer of the Bank since June 1996

T. Allen Liles	55	Treasurer and Secretary of the Company; Executive Vice President, Chief Financial Officer and Secretary of the Bank

Executive Vice President, Chief Financial Officer and Secretary of the Bank since July 2001; Senior Vice President, Secretary, Treasurer and CFO of American National Bankshares, Inc., Danville, VA from January 1998 to July 2001

Gunnar N. R. Fromen	59	Executive Vice President and Senior Loan Officer of the Bank	Executive Vice President and Senior Loan Officer of the Bank since March 1998

Daniel D. Hornfeck	40	Executive Vice President and Chief Credit Officer of the Bank	Senior Vice President and Chief Credit Officer of the Bank since December 2003; Vice President and Risk Management Officer, Wachovia Bank, N.A. from June 1995 to December 2003

Executive Compensation

The Bank has entered into employment agreements (the “Employment Agreements”) with Robert T. Braswell, President and Chief Executive Officer of the Bank and the Company (dated May 21, 1996), Gunnar N. R. Fromen, Executive Vice President and Senior Loan Officer (dated September 16, 1998), T. Allen Liles, Executive Vice President, Chief Financial Officer and Secretary of the Bank and Treasurer and Secretary of the Company (dated July 24, 2001) and Daniel D. Hornfeck, Executive Vice President and Chief Credit Officer of the Bank (dated March 17, 2007) to establish their duties and compensation and to provide for their continued employment with the Bank. The Employment Agreements provide for an initial term of employment of three (3) years, with provisions for one (1) year extensions on each anniversary of the date of execution. They also provide that each officer may be terminated for “cause” (as defined in the Employment Agreements) by the Bank, and may otherwise be terminated by the Bank (subject to vested rights) or by each officer.

The Employment Agreements provide for annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the Employment Agreements provide for discretionary bonuses, participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the officers’ respective offices or made available to all other employees.

The Employment Agreements provide that in the event of a “termination event” following a change in control of the Bank (i) the employee shall be able to terminate the agreement and receive 299% of his base amount of compensation; and (ii) the term of the agreement shall be not less than 36 months from the employee’s notice of termination of the agreement. A “termination event” will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee’s annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee’s life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location which is an unreasonable distance from his current principal work location, without the employee’s express written consent. A change in control of the Bank will occur if (i) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting securities and irrevocable proxies, representing 25% or more of any class of voting securities or the Bank, or acquires control in any manner of the election of a majority of the directors of the Bank; (ii) the Bank is consolidated or merged with or into another corporation, association or entity where the Bank is not the surviving corporation; or (iii) all or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group. The Employment Agreements also provide for restrictions on each officer’s right to compete with the Bank for a period of one (1) year after termination of employment. Such noncompete restrictions do not apply if the officer is terminated without cause or after the occurrence of a “termination event” following a change in control. As of December 31, 2007, the value of the lump sum payment that would have been payable to Messrs. Braswell, Fromen, Liles and Hornfeck upon the occurrence of a “change in control” followed by a termination event would have been approximately $841,000, $435,000, $421,000 and $333,000.

The following table shows all cash and non-cash compensation paid to or received or deferred by Robert T. Braswell, Gunnar N.R. Fromen, T. Allen Liles and Daniel D. Hornfeck for services rendered in all capacities during the fiscal years ended December 31, 2007 and 2006. Such compensation was comprised of base salary, bonus, 401(k) matching contributions, insurance premiums paid under life insurance arrangements and compensation expense incurred for the Executive Supplemental Retirement Plan.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total

Robert T. Braswell, President and Chief Executive Officer of the Company and the Bank	2007 2006	$251,250 228,000	$103,975 87,633	$25,987 --	-- --	$30,202 26,570	$18,074 17,263	$429,488 359,466

Gunnar N. R. Fromen, Executive Vice President and Senior Loan Officer of the Bank	2007 2006	147,532 137,733	44,512 35,318	15,840 --	-- --	42,074 37,012	12,253 10,142	262,211 220,205

T. Allen Liles, Treasurer, Secretary and Chief Financial Officer of the Company and the Bank; Executive Vice President of the Bank	2007 2006	145,203 135,533	44,041 39,721	15,840 --	-- --	20,169 17,743	12,901 11,786	238,154 204,783

Daniel D. Hornfeck, Executive Vice President and Chief Credit Officer of the Bank	2007 2006	114,766 106,773	34,809 19,406	15,840 --	-- --	-- --	8,269 7,045	$173,684 133,224

(1)	Calculated in accordance with FAS 123 R.

(2)	Consists of compensation expense incurred pursuant to participation by Messrs. Braswell, Fromen and Liles in the Company’s Executive Supplemental Retirement Plan.

(3)	Consists of 401(k) matching contributions and the value of certain premiums paid by the Company under life insurance arrangements.

Executive Supplemental Retirement Plan

The Board of Directors of the Company adopted the Executive Supplemental Retirement Plan, a non-contributory deferred compensation plan, in December 2002. Under the plan, certain key executives who, in the opinion of the Board of Directors, are making substantial contributions to the overall growth and success of the Company and the Bank and who must be retained in order to expand and continue satisfactory long-term growth are eligible to receive benefits afforded by the plan. Under agreements with eligible key executives pursuant to the plan, if any such executive dies or retires while employed by the Company or the Bank, such executive, or his or her designated beneficiary, will receive payments commencing at death or retirement. Vesting occurs at 7.5% per year to a maximum of 75% and then 100% at age 62, with retirement payments beginning at age 65. Messrs. Braswell, Fromen and Liles are eligible to receive retirement benefits under the plan. The Company expensed a total of $134,091 under the Executive Supplemental Retirement Plan during the fiscal year ended 2007, $92,445 of which was related to benefits for named executive officers.

Stock Options

The shareholders of the Bank approved the 1997 Incentive Stock Option Plan at the 1997 Annual Meeting of Shareholders (the “1997 ISO Plan”). The 1997 ISO Plan originally provided for the issuance of options to purchase up to 135,418 shares (amount adjusted for 10% stock dividends in 2000 and 2001 and 20% stock dividends in 2004, 2005 and 2007) of the Bank’s Common Stock. Upon the formation of the Company as the holding company for the Bank during the fourth quarter of 2000, the Company adopted the 1997 ISO Plan. All options to purchase shares of the Bank’s Common Stock outstanding at the time of the Company’s formation were converted into options to purchase shares of the Common Stock of the Company. At the 2003 annual meeting, the shareholders approved an amendment to the 1997 ISO Plan that authorized the grant of options on an aggregate of 172,800 additional shares (amount adjusted following 20% stock dividends in 2004, 2005 and 2007) of the Common Stock of the Company. No further options to purchase shares of the Company’s Common Stock may be granted pursuant to the 1997 ISO Plan.

At the 2007 Annual Meeting of Shareholders, the shareholders of the Company approved the 2007 Incentive Stock Option Plan (the “2007 ISO Plan”). The 2007 ISO Plan originally provided for the issuance of options to purchase up to 36,420 shares (amount adjusted for 20% stock dividend in 2007) of the Company’s Common Stock. The 2007 Incentive Stock Option Plan expires on April 17, 2008, after which date no further options to purchase shares of the Company’s Common Stock may be granted pursuant to the 2007 ISO Plan.

During 2007, incentive stock options covering an aggregate of 13,920 shares of the Company’s Common Stock were granted to Messrs. Braswell, Fromen, Liles and Hornfeck. The following table sets forth information regarding vested and unvested incentive stock options granted to the named executive officers and outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Robert T. Braswell	27,089	-0-	--	$5.50	Jan. 20, 2008
	26,972	-0-	--	5.74	Jan. 19, 2009
	3,802	-0-	--	4.73	Feb. 20, 2011
	2,160	-0-	--	6.51	June 18, 2012
	17,280	-0-	--	7.73	Aug. 19, 2013
	14,400	-0-	--	9.03	Sept. 21, 2014
	12,000	-0-	--	10.41	Nov. 15, 2015
	-0-	4,920	--	11.65	Dec. 18, 2017

Gunnar N. R. Fromen	5,227	-0-	--	5.50	June 19, 2008
	5,227	-0-	--	5.74	Jan. 19, 2009
	3,554	-0-	--	5.74	Jan. 2, 2010
	4,752	-0-	--	4.73	Feb. 20, 2011
	1,728	-0-	--	6.51	June 18, 2012
	8,640	-0-	--	7.73	Aug. 19, 2013
	7,200	-0-	--	9.03	Sept. 21, 2014
	6,000	-0-	--	10.41	Nov. 15, 2015
	-0-	3,000	--	11.65	Dec. 18, 2017

T. Allen Liles	6,653	-0-	--	4.73	July 24, 2011
	1,728	-0-	--	6.51	June 18, 2012
	8,640	-0-	--	7.73	Aug. 19, 2013
	7,200	-0-	--	9.03	Sept. 21, 2014
	6,000	-0-	--	10.41	Nov. 15, 2015
	-0-	3,000	--	11.65	Dec. 18, 2017

Daniel D. Hornfeck	4,320	-0-	--	9.22	Jan. 1, 2014
	2,160	-0-	--	9.03	Sept. 21, 2014
	4,200	-0-	--	10.41	Nov. 15, 2015
	-0-	3,000	--	11.65	Dec. 18, 2017

Transactions with Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of the Company’s and the Bank’s directors and executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Cherry, Bekaert & Holland, L.L.P., Certified Public Accountants, as the Company’s independent registered public accounting firm for 2008.

A representative of Cherry, Bekaert & Holland, L.L.P. is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

AUDIT FEES

Category	2007	2006

Audit Fees(1):	$45,000	$37,500
Audit-Related Fees:	--	--
Tax Fees(2):	3,500	--
All Other Fees:	--	--

Total Fees Paid:	$48,500	$37,500

(1)	Includes fees associated with the Company’s annual audit and quarterly reviews.

(2)	Includes fees associated with tax planning, preparation of tax returns, tax research and review of other tax-related documents.

All services rendered by Cherry, Bekaert & Holland, L.L.P. during 2007 and 2006 were subject to pre-approval by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2008.

Report of the Audit Committee

The Audit Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helping to formulate, implement, and review the Company’s internal audit programs. The Audit Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention.

During the course of its examination of the Company’s audit process in 2007, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Cherry, Bekaert & Holland, L.L.P., all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Cherry, Bekaert & Holland, L.L.P. disclosures regarding their independence required by the Independence Standards Board

Standard No. 1, as amended, and discussed with Cherry, Bekaert & Holland, L.L.P. their independence.

Based on the review and discussions above, the Audit Committee: (i) recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC; and (ii) recommended that shareholders ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as auditors for 2008.

The Audit Committee has considered whether the principal accountant’s provision of certain non-audit services to the Company is compatible with maintaining the independence of Cherry, Bekaert & Holland, L.L.P. The Audit Committee has determined that it is compatible with maintaining the independence of Cherry, Bekaert & Holland, L.L.P.

The Audit Committee has approved a plan prepared by management of the Company to ensure compliance with the internal controls certification requirements set forth in Section 404 of the Sarbanes Oxley Act within the deadlines specified by the SEC.

This report is submitted by the Audit Committee,

Gary N. Brown

James E. Hooper

Julius L. Young, Jr.

Marlene H. Cato

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS FOR 2009 ANNUAL MEETING

It is anticipated that the 2009 Annual Meeting will be held on a date during April 2009. Any proposal of a shareholder which is intended to be presented at the 2009 Annual Meeting must be received by the Company at its main office in Greensboro, North Carolina no later than November 18, 2008, in order that such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2009 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by December 31, 2008 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to T. Allen Liles, Secretary and Treasurer, Carolina Bank Holdings, Inc., 528 College Road, Greensboro, North Carolina 27410 whereupon such communications will be forwarded to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2007 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO T. ALLEN LILES, SECRETARY AND TREASURER, CAROLINA BANK HOLDINGS, INC., 528 COLLEGE ROAD, GREENSBORO, NORTH CAROLINA 27410.

REVOCABLE PROXY

CAROLINA BANK HOLDINGS, INC.

528 College Road

Greensboro, North Carolina 27410

APPOINTMENT OF PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Marlene H. Cato, James E. Hooper and Julius L. Young, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Carolina Bank Holdings, Inc. (the “Company”) held of record by the undersigned on February 25, 2008, at the Annual Meeting of Shareholders of the Company to be held at The Painted Plate Catering, 2001 North Church Street, Greensboro, North Carolina, at 4:00 p.m. on April 15, 2008, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect four members of the Board of Directors for terms of three years and to elect one member of the Board of Directors for a term of one year.

☐	FOR all nominees listed below (except as indicated otherwise below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Three-Year Terms	One-Year Term
J. Alexander S. Barrett	D. Wayne Thomas
George E. Carr
Kenneth C. Mayer, Jr.
Julius L. Young, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

2.	RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.

OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THS APPOINTMENT OF PROXY

AND RETURN IN THE ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE AND FOR PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated: , 2008

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.